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                                                                    EXHIBIT 23.2
                                                                    ------------


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Symphonix Devices, Inc. on Form S-8 of our report dated January 9, 1998, on our audits of the consolidated financial statements of Symphonix Devices, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the Registration Statement (Form S-1 No. 333-40339).


                                                COOPERS & LYBRAND L.L.P.

San Jose, California
June 19, 1998